UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2014

GLYECO, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-30396	45-4030261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10429 South 51st Street, Suite 235 Phoenix, Arizona		85044
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (866) 960-1539

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

GlyEco, Inc., a Nevada corporation (the “Company”), is filing this Form 8-K/A to amend the Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on July 8, 2014.

Item 3.02 Unregistered Sales of Equity Securities.

On July 1, 2014, the Company issued 6,137,628 shares of common stock, par value $0.0001 per share, upon the exercise of 6,137,628 warrants.

The Company temporarily reduced the exercise price of all of its outstanding warrants to $0.50 per share for a period beginning on June 4, 2014, and ending on July 1, 2014 (the “Temporary Exercise Period”). During the Temporary Exercise Period, forty-four warrant holders exercised a total of 6,137,628 warrants and therefore purchased 6,137,628 shares of common stock in exchange for an aggregate purchase price of $3,068,814.

The Company utilized the services of a FINRA registered placement agent during the Temporary Exercise Period. In connection with the warrant exercises, the Company paid an aggregate cash fee of approximately $43,993.75 to such placement agent. The net proceeds to the Company from the warrant exercises, after deducting the foregoing cash fee, are expected to be approximately $3,024,820.25.

The securities issued in connection with the warrant exercises have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and were made pursuant to the exemptions from registration provided by Section 4(2) of the Securities Act or Rule 506 of Regulation D promulgated thereunder. The securities are therefore restricted in accordance with Rule 144 under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLYECO, INC.

Dated: July 8, 2014	By:	/s/ John Lorenz
John Lorenz President and Chief Executive Officer, Director (Principal Executive Officer)